UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 13, 2021
ZAGG INC
(Exact name of registrant as specified in its charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
(Address of principal executive offices, including zip code)
(801) 263-0699
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.001 par value	ZAGG	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 13, 2021, the Board of Directors of ZAGG Inc (the “Company”) approved the adoption of Amendment No. 2 to the Amended and Restated Bylaws of the Company (the “Bylaws Amendment”), which became effective immediately. The Bylaws Amendment includes a new Section 7.7 under Article VII that designates the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum. The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaws Amendment, which is filed herewith as Exhibit 3.1 and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
The following are filed as Exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Bylaws Amendment No. 2, signed February 13, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG INC

Dated: February 16, 2021	/s/ TAYLOR D. SMITH
Taylor D. Smith
Chief Financial Officer
(Principal financial and accounting officer)